PROMISSORY NOTE

$250,000.00 June 2, 2025

FOR VALUE RECEIVED, the undersigned, Ballengee Group, LLC ("Borrower"), hereby promises to pay to The Campbell Trust, its successors and assigns, or order (collectively, "Lender"), the principal sum of Two Hundred and Fifty Thousand and 00/100 DOLLARS ($250,000.00), or such lesser amount that may then constitute the unpaid portion of the principal owed to Lender (the "Principal Balance") pursuant to the terms of this Promissory Note (this "Note"). All dollar figures herein are in USD.

1. **Payment**. The Principal Balance, along with any accrued interest, shall be due and payable in cash to Lender Forty Five (45) Days following the date hereof (the "Maturity Date"). This Note may be pre-paid by Borrower without penalty either partially or in full. Lender may elect, at its sole discretion, to extend the Maturity Date by an additional Ninety (90) Days.

2. **Interest Payment**. This Note shall accrue an interest rate of Twelve (12%) Percent per annum, or $2,500 through the Maturity Date, which amount shall be due and payable in cash pursuant to Section 1 above.

3. **Representations and Warranties**. Borrower hereby represents and warrants to Lender as follows:

3.1 **Power and Authority**. Borrower has all requisite power and authority, and has taken all action necessary to execute and deliver and to issue this Note and to carry out and perform his obligations under the terms of this Note.

3.2 **Authorization**. The execution, delivery and performance of this Note by Borrower constitutes the valid and binding obligations of Borrower enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights.

4. **Events of Default and Remedies**. Any one of the following occurrences shall constitute an "Event of Default" under this Note:

4.1 The failure by Borrower to perform any obligation, or a default or breach by Borrower of any term, covenant, representation or warranty under this Note;

4.2 The insolvency of Borrower;

4.3 Upon the occurrence of any Event of Default, (i) the entire unpaid Principal Balance of this Note shall, without notice or demand of any kind by Lender to Borrower or any other person, immediately become due and payable in full; and (ii) Lender shall have and may exercise any and all rights and remedies available at law or in equity, and

also any other rights and remedies as may otherwise be available to Lender pursuant to this Note.

5. **Waivers**. DEMAND, PRESENTMENT FOR PAYMENT, PROTEST AND NOTICE OF NON-PAYMENT AND PROTEST, AND ANY AND ALL LACK OF DILIGENCE OR DELAY IN CONNECTION WITH THE FILING OF SUIT HEREON WHICH MAY OCCUR HEREBY ARE WAIVED BY BORROWER AND EVERY ENDORSER AND/OR GUARANTOR HEREOF.

6. **Fees and Expenses**. If Lender employs counsel for advice with respect to an attempt to collect this Note, or to enforce this Note, against Borrower, then, in any such event, to the extent permitted by law all of the reasonable attorneys' fees, paralegal fees, and expenses arising from such services, and all expenses, court costs and charges relating thereto, shall be an additional liability owing hereunder by Borrower to Lender.

7. **Construction**. This Note shall not be construed either more favorably for or more strongly against any party hereto, and the Note shall be considered to have been drafted by both parties.

8. **Amendments and Modifications**. This Note may not be amended or modified, nor shall any revision hereof be effective, except by an instrument in writing expressing such intention executed by Lender and Borrower.

9. **Choice of Law and Venue**. This Note shall be construed, interpreted and enforced in accordance with the laws of the State of California.

10. **Binding Effect**. Wherever the term "Borrower" is used in this Note, the term shall include (unless otherwise expressly indicated) all of Borrower's successors, and assigns, as the case may be. This Note shall be binding upon Borrower and shall inure to the benefit of Lender and its successors and assigns.

11. **Severability**. Any provision of this Note which is unenforceable or contrary to applicable law, the inclusion of which would affect the validity, legality or enforcement of this Note, shall be of no effect, to the extent of such prohibition or invalidity, and in such case all the remaining terms and provisions of this Note shall be fully effective, the same as though no such invalid provision had ever been included in this Note.

12. **Notices**. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or via email or three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, facsimile transmission, or overnight courier.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Note as of the date hereof.

BORROWER:

By: ____________________________
James Ballengee
Managing Partner of the Ballengee Group, LLC

EXECUTED AND ACCEPTED BY THE LENDER:

By: ____________________________
Jeff Campbell
Authorized Signer